EXHIBIT 4.21

                             [LOGO] INSTALLMENT NOTE

$1,752,000.00                             Atlanta  ,     GA      June 24 , 1999
 ------------                           ----------- ----------- ---------  ----
                                           (City)      (State)     Date


     For value received, the undersigned (whether one or more, hereinafter called the "Obligors") promise(s) to pay to the order of SOUTHTRUST BANK, NATIONAL ASSOCIATION (hereinafter called the "Bank" or, together with any other holder of this note, the "Holder"), at any office of the Bank in XXXXXXXXXXXXXXXXXXXXXXXXX, or at such other place as the Holder may designate, the principal sum of ONE MILLION SEVEN HUNDRED FIFTY TWO THOUSAND Dollars, together with interest thereon at the rate and on the date(s) provided below from the date of this note (or other interest accrual date shown below) until maturity, and with interest on the unpaid principal balance after maturity at the rate which is 2 percent per annum in excess of the rate stated below or the maximum rate allowed by law, whichever is less, from maturity until sold indebtedness is paid in full, interest will accrue beginning on the date of this note unless another date is shown here: July 14, 1999.

INTEREST  RATE The  above-slated  sum shall  accrue  interest as follows  (check applicable box(es)):
-------------

[_] Variable Rate Interest will accrue on the above-stated  principal sum at the rate per annum which is Interest from date  _____________  percentage points in excess of the Index Rate. Unless another rate is made
                         applicable below, the "Index Rate" is the rate of interest designated by the Bank periodically
                         as its Base Rate. The Base Rate is not necessarily the lowest rate charged by the Bank.
The
                         Base  Rate on the  date of  this  note is  ____________
percent.

                         [_]  (check box if applicable) The "Index Rate" is the weekly auction average yield of
                              ______________-wook U.S. Treasury Bills at the most recent auction prior to the date the
                              Index  Rate is  calculated.  The Index Rate on the
                              date of this note is ______________ percent.

                         The rate of interest payable under this note will change to reflect any change in the
Index
                         Rate:

                         [_]  on any day of the Index Rate changes.       [_]  on the _____________ day on each
month
                         [_]  on the day each payment of interest is due  [_]
-------------------------------------.
                              as provided below.

[X]  Fixed Rate          Interest will accrue on the above-slated principal sum at the rate of 7.90 percent per annum.
     Interest from date

     Interest on the principal sum will be calculated at the rate set forth above on the basis of a 360-day year and the actual number of days elapsed by multiplying the principal sum by the per annum rate set forth above, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360. Obligors acknowledge that the rate of interest payable under this Note, computed on the basis of a 365-day year and expressed in simple interest terms as of the date hereof, is 8.01 percent per annum. The interest rate payable hereunder may be calculated in simple interest terms per annum (on the basis of a 365-day year) on any date by taking the sum of (a) the Index Rate in effect on such date plus (b) _____________________ percent and multiplying such sum by a fraction, the numerator of which is 365 and the denominator of which is 360.

PAYMENT SCHEDULE         The above stated principal sum and interest thereon shall be paid as follows (check applicable
----------------         box(es)):

[_] Installments         The Obligors promise to pay the above-stated principal sum in ___________________
consecutive
    of Principal,        [_] monthly installments  [_] quarterly installments  [_] _______________ installments in the
    Interest Paid        amount of $______________________________ each beginning ______________________, 19 __
and
    Separately           continuing on the same day of each month, quarter, or other period (as applicable)
thereafter
                         until ______________________________________, 19 __, at which time the unpaid balance of the
                         principal sum and all accrued but unpaid interest thereon shall be due and payable.

                         The  Obligors  promise to pay  accrued  interest on the
                         principal   sum   [_]   monthly   [_]   quarterly   [_]
                         ________________________________________      beginning
                         ______________________,  19 __  and  continuing  on the
                         same day of each month, quarter, or
other
                         period (as applicable) thereafter until maturity.


[X] Installments of      The Obligors promise to pay the above-stated principal sum and interest thereon in 84 consecutive
    Principal and        [X] monthly installments  [_] quarterly installments  [_] _______________ installments in the
    Interest             amount of $ 27,205.00 each, beginning July 24, 1999 and continuing on the same day of each
                         month, quarter, or other period (as applicable) thereafter until June 24, 2006 at which time the
                         unpaid balance of the principal sum and all accrued but unpaid interest thereon shall be due
                         and payable.

LATE CHARGE:
-----------
     If any scheduled payment is in default 10 days or more, Obligors agree to pay a late charge equal to 5% of the amount of the payment which is in default, but not less than $.50 or more than the maximum amount allowed by applicable law.

LOAN FEE. (This provision applicable only if completed):
--------
     A loan fee in the amount of $0 has been [ ] included in the amount of this note and paid to the Bank from the loan proceeds, [ ] paid to the Bank by cash or check at closing. The loan fee is earned by the Bank when paid and is not subject to refund except to the extent required by law.

PREPAYMENT:
----------
     If the interest rate on this note is a variable rate, Obligors may prepay this note in full at any time without premium or penalty. If the interest rate on this note is a fixed rate, unless the paragraph which follows is applicable, prepayment of the principal sum of this note in whole or in part is not permitted.

[_] If this box is checked, and if the interest rate on this note is a fixed rate, Obligors may not prepay this note in whole or in part during the first year after the date of this note. Thereafter, prepayment will be permitted on any scheduled payment date on condition that the amount of the prepayment must equal the sum of (a) the principal amount prepaid plus (b) accrued interest on the amount prepaid plus (c) a premium equal to 1% of the principal amount prepaid multiplied times the number of years or parts of a year remaining until final scheduled maturity of this note. No prepayment premium need be paid if prepayment is made within one year prior to the final schedule maturity of this note.

     If prepayment in full without penalty or premium is required to be permitted by applicable law, the foregoing provisions will not apply and prepayment will be allowed in accordance with such law.

COLLATERAL
----------
     This note is secured by every security agreement, pledge, assignment, stock power, mortgage, deed of trust, security deed and/or other covering personal or real property (all of which are hereinafter included in the term "Separate Agreements") which secures an obligation so defined as to include this note, including without limitation all such Separate Agreements which are of even date herewith and/or described in the space below. In addition, as security for the payment of any and all liabilities and obligations of the Obligors to the Holder (including this note and the indebtedness evidenced by this note and all extensions, renewals and modifications thereof, and all writings, delivered in substitution therefor) and all claims of every nature of the Holder against the Obligors, whether present or future, and whether joint, several, absolute, contingent, matured, liquidated, unliquidated, direct or indirect (all of the foregoing are hereinafter included in the term "Obligations"), the Obligors hereby assign to the Holder and grant to the Holder a security interest in and security title to the property (the "Collateral") described below: (Describe Separate Agreements and Collateral.)

     All that "Collateral" as such terms is defined in that certain Guaranty and Security Agreement, dated as of even date herewith, by and between Obligor and Bank (as hereafter amended, restated, supplemented or otherwise modified from time to time).

     The Obligors are jointly and severally liable for the payment of this note and have subscribed their names hereto without condition that anyone else should sign or become bound hereon and without any other condition whatever being made. The provisions printed on the back of this page are a part of this note. The provisions of this note are binding on the heirs, executors, administrators, successors and assigns of each and every Obligor and shall inure to the behalf of the Holder, its successors and assigns. This note is executed under the seal of each of the Obligors of the indorsers, if any.

          The provisions on the reverse side are a part of this note.

Address of Obligors:                   COLOR IMAGE, INC.
                                   -------------------------------------- (SEAL)

2972 Pacific Drive                 By: Sue-Ling Wang, Ph.D., President
--------------------------             ----------------------------------
                                                                           Title

Norcross, georgia 30071       By:  /s/ Sue-Ling Wang
--------------------------         -------------------------------------- (SEAL)

No. 2437016-20006                  Signature: ___________________________ (SEAL)
   -----------------------

Officer: Ken Davis/ GY8
        ------------------
Branch: 152
       -------------------

              Additional Terms and Conditions of Installment Note
                       (Terms Continued from Reverse Side)

     If the Obligors fail to pay any installment of principal or interest or any other sum under this note exactly when it is due or fail to perform any other covenant under this Note when due (time being of the essence of every term of this note), or if any of the Obligors or any guarantor or indorser of this note shall die (if an individual) or dissolve or cease to do business (if a partnership or corporation), or if any of the Obligors or any guarantor or indorser of this note becomes insolvent, or makes a general assignment for the benefit of creditors, or files or has filed against him or it a petition under any chapter of the Federal Bankruptcy Code, or files or has filed against him or it an application in any court for the appointment of a receiver or trustee for any substantial part of his or its property or assets, or if a judgment is entered against any of the Obligors or any such guarantor or indorser or a levy, writ of execution, attachment or garnishment is issued against any of the Obligors or any such guarantor or indorser or any of his or its property or assets; or if any Obligor, indorser or guarantor of this note transfers all or any valuable part of his, her or its assets outside the ordinary course of business, or wastes, loses, or dissipates or permits waste, loss or dissipation of any valuable part of such person's assets; or if any Obligor, indorser or guarantor of this note is a partnership, and any general partner of such partnership withdraws or is removed; or if any Obligor, indorser or guarantor of this note is a corporation and ownership or power to vote more than 50 percent of the voting stock of such corporation is transferred, directly or indirectly (including through any voting trust, irrevocable proxy, or the like), during any 12 month period; or if any default or breach occurs under any of the Separate Agreements, or if at any time in the opinion of the Holder the financial responsibility of any Obligor or any guarantor or indorser of this note becomes impaired, then if any of the foregoing shall occur, the entire unpaid principal sum of this note and all accrued but unpaid interest thereon shall, at the option of the Holder and without requirement of notice or demand, become due and payable immediately, notwithstanding any time or credit allowed under this note or under any other agreement made by the Holder with the Obligors.

     As additional Collateral for the payment of all Obligations, the Obligors jointly and severally transfer, assign, pledge, and set over to the Holder, and grant the Holder a continuing lien upon and security interest in, any and all property of each Obligor that for any purpose, whether in trust for any Obligor or for custody, pledge, collection or otherwise, is now or hereafter in the actual or constructive possession of, or in transit to, the Holder in any capacity, its correspondents or agents, and also a continuing lien upon and right of set-off against deposits and credits of each Obligor with, and all claims of each Obligor against, the Holder now or at any time hereafter existing. The Holder is hereby authorized at any time or times and without prior notice to apply such property, deposits, credits, and claims, in whole or in part and in such order as the Holder may elect, to the payment of, or as a reserve against, one or more of the Obligations, whether other Collateral therefor is deemed adequate or not. All such property, deposits, credits and claims of the Obligors are included in the terms Collateral, and the Holder shall have (unless prohibited by law) the same rights with respect to such Collateral as it has with respect to other Collateral.

     Without the necessity for any further notice to or consent of any Obligor, the Holder may exercise any rights of any of the Obligors with respect to any Collateral, including without limitation thereto the following rights: (1) to record or register in, or otherwise transfer into, the name of the Holder or its nominee any part of the Collateral, without disclosing that the Holder's interest is that of a secured party; (2) to pledge or otherwise transfer any or all of the Obligations and/or Collateral, whereupon any pledgee or transferee shall have all the rights of the Holder hereunder, and the Holder shall thereafter be fully discharged and relieved from all responsibility and liability for the Collateral so transferred but shall retain all rights and powers thereunder as to all Collateral not so transferred; (3) to take possession of any Collateral and to receive any proceeds of and dividends and income on any Collateral, including money, and to hold the same as Collateral or apply the same to any of the Obligations, the manner, order and extent of such application to be in the sole discretion of the Holder; (4) to exercise any and all rights of voting, conversion, exchange, subscription and other rights or options pertaining to any Collateral; and (5) to liquidate, demand, sue for, collect, compromise, receive and give receipt for the cash or surrender value of any Collateral. If for any reason whatsoever the Collateral shall cease to be satisfactory to the Holder, the Obligors shall upon demand deposit with the Holder additional Collateral satisfactory to the Holder. Surrender of this note, upon payment or otherwise, shall not affect the right of the Holder to retain the Collateral as security for other Obligations. Upon default, the Obligors agree to assemble the collateral and make it available to Holder at such place or places as the Holder shall designate.

     The Holder shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral which is in its possession if it takes such reasonable actions for that purpose as the pledgor of such Collateral shall request in writing, but the Holder shall have the sole discretion to determine whether such actions are reasonable. Any omission to do any act not requested by the pledgor shall not be deemed a failure to exercise reasonable care. The Obligors shall be responsible for the preservation of the Collateral and shall take all steps to preserve rights against prior parties. The Holder shall not be liable for, and no Obligor, indorser, or guarantor shall be discharged to any extent on account of, any failure to realize upon, or to exercise any right or power with respect to, any of the Obligations or Collateral, or for any delay in so doing.

     The Holder, without making any demand whatsoever, shall have the right to sell all or any part of the Collateral, although the Obligations may be contingent or unmatured, whenever the Holder considers such sale necessary for its protection. Sale of the Collateral may be made, at any time and from time to time, at any public or private sale, at the option of the Holder, without advertisement or notice to any Obligor, except such notice as is required by law and cannot be waived. The Holder may purchase the Collateral at any such sale (unless prohibited by law) free from any equity of redemption and from all other claims. After deducting all expenses including legal expenses and attorney's fees as provided below, for maintaining or selling the Collateral and collecting the proceeds of sale, the Holder shall have the right to apply the remainder of said proceeds in payment of, or as a reserve against, any of the Obligations, the manner, order and extent of such application to be in the sole discretion of the Holder. To the extent notice of any sale or other disposition of the Collateral is required by law to be given to any Obligor and cannot be waived, the requirement of reasonable notice shall be met by sending such notice, as provided below, at least ten (10) calendar days before the time of sale or disposition. The Obligor shall remain liable to the Holder for the payment of any deficiency with interest at the rate provided hereinabove. However, the Holder shall not be obligated to resort to any Collateral but, at its election, may proceed to inforce any of the Obligations in default against any or all of the Obligors.

     With respect to any and all Obligations, to the extent permitted by applicable law, the Obligors and any indorsers of this note jointly and severally waive the following: (1) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the constitution and laws of the United States or of any state thereof; (2) demand, presentment, protest, notice of dishonor, suit against any party and all other requirements necessary to charge or hold any Obligor or indorser liable on any Obligation; (3) any further receipt for or acknowledgment of the Collateral now or hereafter deposited and any statement of indebtedness; (4) all statutory provisions and requirements for the benefit of any Obligor or indorser, now or hereafter in force (to the extent that same may be waived); (5) the right to interpose any set-off or counterclaim of any nature or description in any litigation in which the Holder and any Obligor or indorser shall be adverse parties; and (6) notice of any intended public or private sale or sales or other intended disposition by the Holder of the Collateral or any part thereof. The Obligors and indorsers agree that any Obligations of any Obligor may, from time to time, in whole or in part be renewed, extended, modified, accelerated, compromised, discharged or released by the Holder, and any Collateral, lien and/or right of set-off securing any Obligation may from time to time, in whole or in part, be exchanged, sold, released, or otherwise impaired, all without notice to or further reservations of rights against any Obligor or any other person and all without in any way affecting or discharging the liability of any Obligor or indorser. The Obligors jointly and severally agree to pay all filing fees and taxes in connection with this note or the Collateral and all costs of collecting or securing or attempting to collect or secure any of the Obligations, including an attorney's fee in the amount which is 15% of the unpaid balance of this note if this note is referred to an attorney, not a salaried employee of the Holder, for collection following any default hereunder by the Obligors.

     The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid, unless in writing and signed by the Holder. All rights and remedies of the Holder under the terms of this note and under statutes or rules of law are cumulative and may be exercised successively or concurrently. The Obligors jointly and severally agree that the Holder shall be entitled to all rights of a holder in due course of a negotiable instrument. This note shall be governed by and construed in accordance with the substantive laws of the United States and the state where the office of the Bank set forth above in the first paragraph of this note is located, without regard to the rules of such state governing conflicts of law. Any provision of this note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. Any notice required to be given to any person shall be deemed sufficient if delivered to such person or if mailed, postage prepaid, to such person's address as it appears on this note or, if none appears, to any address of such person in the Holder's files. The Holder shall have the right to correct patent errors in this note. A photocopy of this note may be filed as a financing statement in any public office.

     The Obligors understand that the Bank may enter into participation agreements with participating banks whereby the Bank will sell undivided interests in this note to such other banks. The Obligors consent that the Bank may furnish information regarding the Obligors, including financial information, to such banks from time to time and also to prospective participating banks in order that such banks may make an informed decision whether to purchase a participation in this note. The Obligors hereby grant to each such participating bank, to the extent of its participation in this note, the right to set off deposit accounts maintained by the Obligors, or any of them, with such bank, against unpaid sums owed under this note. Upon written request from the Holder, the Obligors agree to make each payment under this note directly to each such participating bank in proportion to the participants's interest in this note as set forth in such request from the Holder.

     If, at any time, the rate or amount of interest, late charge, attorney's fee or any other charge payable under this note shall exceed the maximum rate or amount permitted by applicable law, then, for such time as such rate or amount would be excessive, its application shall be suspended and there shall be charged instead the maximum rate or amount permitted under such law, and any excess interest or other charge paid by the Obligors or collected by the Holder shall be refunded to the Obligors or credited against the principal sum of this note, at the election of the Holder or as required by applicable law. Obligors agree that the late charge provided in this note is a reasonable estimate of probable additional unanticipated internal costs to the Holder of reporting and accounting for the late payment, that such costs are difficult or impossible to estimate accurately, and that the agreement to pay a late charge is a reasonable liquidated damages provision.

     Notwithstanding any provision of this note to the contrary, if the Obligors are one or more natural persons and the loan is used for personal, family, or household [ILLEGIBLE] the following provisions are applicable (a) the waivers of exemption of property from levy or sale under execution or such property, deposits, credits and claims of the Obligors are included in the term Collateral, and the Holder shall have (unless prohibited by law) the same rights with respect to such Collateral as it has with respect to other Collateral.

     Without the necessity for any further notice to or consent of any Obligor, the Holder may exercise any rights of any of the Obligors with respect to any Collateral, including without limitation thereto the following rights: (1) to record or register in, or otherwise transfer into, the name of the Holder or its nominee any part of the Collateral, without disclosing that the Holder's interest is that of a secured party: (2) to pledge or otherwise transfer any or all of the Obligations and/or Collateral, whereupon any pledgee or transferee shall have all the rights of the Holder hereunder, and the Holder shall thereafter be fully discharged and relieved from all responsibility and liability for the Collateral so transferred but shall retain all rights and powers thereunder as to all Collateral not so transferred; (3) to take possession of any Collateral and to receive any proceeds of and dividends and income on any Collateral, including money, and to hold the same as Collateral or apply the same to any of the Obligations, the manner, order and extent of such application to be in the sole discretion of the Holder; (4) to exercise any and all rights of voting, conversion, exchange, subscription and other rights or options pertaining to any Collateral; and (5) to liquidate, demand, sue for, collect, compromise, receive and give receipt for the cash or surrender value of any Collateral. If for any reason whatsoever the Collateral shall cease to be satisfactory to the Holder, the Obligors shall upon demand deposit with the Holder additional Collateral satisfactory to the Holder. Surrender of this note, upon payment or otherwise, shall not affect the right of the Holder to retain the Collateral as security for other Obligations. Upon default, the Obligors agree to assemble the Collateral and make it available to Holder at such place or places as the Holder shall designate.

     The Holder shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral which is in its possession if it takes such reasonable actions for that purpose as the pledgor of such Collateral shall request in writing, but the Holder shall have the sole discretion to determine whether such actions are reasonable. Any omission to do any act not requested by the pledgor shall not be deemed a failure to exercise reasonable care. The Obligors shall be responsible for the preservation of the Collateral and shall take all steps to preserve rights against prior parties. The Holder shall not be liable for, and no Obligor, indorser, or guarantor shall be discharged to any extent on account of, any failure to realize upon, or to exercise any right or power with respect to, any of the Obligations or Collateral, or for any delay in so doing.

     The Holder, without making any demand whatsoever, shall have the right to sell all or any part of the Collateral, although the Obligations may be contingent or unmatured, whenever the Holder considers such sale necessary for its protection. Sale of the Collateral may be made, at any time and form time to time, at any public or private sale, at the option of the Holder, without advertisement or notice to any Obligor, except such notice as is required by law and cannot be waived. The Holder may purchase the Collateral at any such sale (unless prohibited by law) free from any equity of redemption and from all other claims. After deducting all expenses including legal expenses and attorney's fees as provided below, for maintaining or selling the Collateral and collecting the proceeds of sale, the Holder shall have the right to apply the remainder of said proceeds in payment of, or as a reserve against, any of the Obligations, the manner, order and extent of such application to be in the sole discretion of the Holder. To the extent notice of any sale or other disposition of the Collateral is required by law to be given to any Obligor and cannot be waived, the requirement of reasonable notice shall be met by sending such notice, as provided below, at least ten (10) calendar days before the time of sale or disposition. The Obligor shall remain liable to the Holder for the payment of any deficiency with interest at the rate provided hereinabove. However, the Holder shall not be obligated to resort to any Collateral but, at its election, may proceed to enforce any of the Obligations in default against any or all of the Obligors.

     With respect to any and all Obligations, to the extent permitted by applicable law, the Obligors and any indorsers of this note jointly and severally waive the following: (1) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the constitution and laws of the United States or of any state thereof; (2) demand, presentment, protest, notice of dishonor, suit against any party and all other requirements necessary to charge or hold any Obligor or indorser liable on any Obligation; (3) any further receipt for or acknowledgment of the Collateral now or hereafter deposited and any statement of indebtedness; (4) all statutory provisions and requirements for the benefit of any Obligor or indorser, now or hereafter in force (to the extent that same may be waived); (5) the right to interpose any set-off or counterclaim of any nature or description in any litigation in which the Holder and any Obligor or indorser shall be adverse parties; and (6) notice of any intended public or private sale or sales or other intended disposition by the holder of the Collateral or any part thereof. The Obligors and indorsers agree that any Obligations of any Obligor may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by the Holder, and any Collateral, lien and/or right of set-off securing any Obligation may from time to time, in whole or in part, be exchanged, sold, released, or otherwise impaired, all without notice to or further reservations of rights against any Obligor or any other person and all without in any way affecting or discharging the liability of any Obligor or indorser. The Obligors jointly and severally agree to pay all filing fees and taxes in connection with this note of the Collateral and all costs of collecting or securing or attempting to collect or secure any of the Obligations, including an attorney's fee in the amount which is 15% of the unpaid balance of this note if this note is referred to an attorney, not a salaried employee of the Holder, for collection following any default hereunder by the Obligors.

     The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid, unless in writing and signed by the Holder. All rights and remedies of the Holder under the terms of this note and under statutes or rules of law are cumulative and may be exercised successively or concurrently. The Obligors jointly and severally agree that the Holder shall be entitled to all rights of a holder in due course of a negotiable instrument. This note shall be governed by and construed in accordance with the substantive laws of the United States and the state where the office of the Bank set forth above in the first paragraph of this note is located, without regard to the rules of such state governing conflicts of law. Any provision of this note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. Any notice required to be given to any person shall be deemed sufficient if delivered to such person or if mailed, postage prepaid, to such person's address as it appears on this note or, if none appears, to any address of such person in the Holder's files. The Holder shall have the right to correct patent errors in this note. A photocopy of this note may be filed as a financing statement in any public office.

     The Obligors understand that the Bank may enter into participation agreements with participating banks whereby the Bank will sell undivided interests in this note to such other banks. The Obligors consent that the Bank may furnish information regarding the Obligors, including financial information, to such banks from time to time and also to prospective participating banks in order that such banks may make an informed decision whether to purchase a participation in this note. The Obligors hereby grant to each such participating bank, to the extent of its participation in this note, the right to set off deposit accounts maintained by the Obligors, or any of them, with such bank, against unpaid sums owed under this note. Upon written request from the Holder, the Obligors agree to make each payment under this note directly to each such participating bank in proportion to the participant's interest in this note as set forth in such request from the Holder.

     If at any time, the rate or amount of interest, late charge, attorney's fee or any other charge payable under this note shall exceed the maximum rate or amount permitted by applicable law, then, for such time as such rate or amount would be excessive, its application shall be suspended and there shall be charged instead the maximum rate or amount permitted under such law, and any excess interest or other charge paid by the Obligors or collected by the Holder shall be refunded to the Obligors or credited against the principal sum of this note, at the election of the Holder or as required by applicable law. Obligors agree that the late charge provided in this note is a reasonable estimate of probable additional unanticipated internal costs to the Holder of reporting and accounting for the late payment, that such costs are difficult or impossible to estimate accuracy, and that the agreement to pay a late charge is a reasonable liquidated damages provision.

     Notwithstanding any provision of this note to the contrary, if the Obligors are one or more natural persons and the loan is used for personal, family, or household use other than the purchase of real property, the following provisions are applicable: (a) the waivers of exemption of property from levy or sale under execution or other process for the collection of debts, as hereinabove provided, applies only with respect to the Collateral, if any, for this note; (b) to the extent that any Separate Agreement covers property which is ("household goods", as that term is defined in 12 C.F.R. Section 227.12(d), and to the extent the proceeds of the loan evidenced by this note were not used to purchase such property, such "household goods" do not constitute any part of Collateral for the Obligations, and (c) whether or not the loan is used to purchase real property, no consumer protection provision of applicable law and no limitation on the remedy of garnishment provided under federal or state law is waived hereby.

     Time is of the essence of the payment and performance of this note.

EACH INDORSER OF THIS NOTE AGREES TO BE BOUND BY THE PROVISIONS PRINTED OR OTHERWISE APPEARING ABOVE AND ON THE FACE OF THIS NOTE, INCLUDING THE PROVISION FOR PAYMENT OF ATTORNEY'S FEES FOR COLLECTION.

                            Signature_______________________________ (SEAL)

                            Address  2972 Pacific Drive, Norcross, Georgia 30071
                                     -------------------------------------------

                            Signature_______________________________ (SEAL)

                            Address________________________________________





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